UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2022

PACIFIC GREEN TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54756	36-4966163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10212, 8 The Green Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 601-4659

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Change in independent registered public accounting firm

(i)	Pacific Green Technologies Inc., (the “Company”) has evolved in recent months such that its management and its finance function are co-located in its office in London, UK. This change serves to support the focus of the business in the UK-centric battery energy storage systems, as well as being able to better serve its marine and solar power clients. As such, there remains little substantive presence in the Vancouver, Canada office and after discussions with KPMG LLP, the Company initiated a process to transition the location of the Company’s independent registered public accounting firm from Vancouver to London.

(ii)	Previous independent registered public accounting firm

(1)	On February 23, 2022, KPMG LLP resigned as the Company’s independent registered public accounting firm and on this same date the Company accepted their resignation.

(2)	The reports of KPMG LLP on the Company’s consolidated financial statements as of and for the fiscal years ended March 31, 2021 and 2020 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(3)	The Company’s Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(4)	During the fiscal years ended March 31, 2021 and 2020 and through February 23, 2022, there have been (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in connection with their report on the consolidated financial statements for such years; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that KPMG LLP concurred with the Company’s assessment of material weaknesses related to the Company’s internal control over financial reporting. In its Management’s Report on Internal Control Over Financial Reporting, as set forth in Item 9A “Controls and Procedures” of the Company’s Annual Report on Form 10-K for the year ended March 31, 2021, the Company reported a material weakness in its internal controls over financial reporting, which constitute reportable events. The Audit Committee discussed the subject matter of the reportable events with KPMG LLP. Subsequently, the Audit Committee and management developed a remediation plan, detailed in its Management’s Report on Internal Control Over Financial Reporting as set forth in Item 4 “Controls and Procedures” of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021. Notwithstanding the material weakness in internal control over financial reporting, the Company has concluded that, based on its knowledge, the consolidated financial statements, and other financial information included in its Annual Reports on Form 10-K for the years ended March 31, 2020 and March 31, 2021 present fairly, in all material respects the Company’s financial condition, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States. The Company has authorized KPMG LLP to respond fully to the Company’s successor auditor’s inquiries concerning the subject matter of such reportable events.

(5)	The Company has requested that KPMG LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter provided by KPMG LLP is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

(i)	On February 25, 2022 the Company engaged Grant Thornton UK LLP, London, as its new independent registered public accounting firm. During the two most recent fiscal years and through February 24, 2022, the Company had not consulted with Grant Thornton UK LLP regarding any of the following:

(1)	The application of accounting principles to a specific transaction, either completed or proposed;

(2)	The type of audit opinion that might be rendered on the Company’s consolidated financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that Grant Thornton UK LLP concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or

(3)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to this item or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated February 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Chief Executive Officer and Director

Date:	February 25, 2022

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